UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 2, 2012

Capital Senior Living Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-13445	75-2678809
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14160 Dallas Parkway Suite 300 Dallas, Texas	75254
(Address of Principal Executive Offices)	(Zip Code)

(972) 770-5600

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On April 2, 2012, Capital Senior Living Corporation (the “Company”) issued a press release announcing that it has completed the acquisition of five senior living communities located in Texas and Indiana. The four Texas communities (the “Texas Communities”) had a purchase price of approximately $34.1 million. The levels of care offered in the Texas Communities include independent living, assisted living and memory care. The acquisition of the Texas Communities was financed with approximately $26.07 million of debt with a term of 10 years and a fixed interest rate of 4.69%.

The Company’s unrelated acquisition of a senior housing community in Indiana (the “Indiana Community”) had a purchase price of $15.3 million. The levels of care offered in the Indiana Community include assisted living and memory care. The acquisition of the Indiana Community was financed with approximately $11.475 million of debt with a term of 10 years and a fixed interest rate of 4.76%.

A copy of the Company’s press release announcing the completion of these acquisitions is attached as Exhibit 99.1 to this Current Report on Form 8-K. A copy of the Company’s updated slideshow presentation is attached as Exhibit 99.2 to this Current Report on Form 8-K.

The information being furnished under Item 7.01, Exhibit 99.1, and Exhibit 99.2 shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The press release and the presentation contain, and may implicate, forward-looking statements regarding the Company and include cautionary statements identifying important factors that could cause actual results to differ materially from those anticipated.

In the press release and the presentation, the Company’s management utilized non-GAAP financial measures to describe the Company’s adjusted EBITDAR, adjusted CFFO, adjusted CFFO per share and other items. These non-GAAP financial measures are used by management to evaluate financial performance and resource allocation for its facilities and for the Company as a whole. These measures are commonly used as an analytical indicator within the senior housing industry, and also serve as a measure of leverage capacity and debt service ability. The Company has provided this information in order to enhance investors overall understanding of the Company’s financial performance and prospects. In addition, because the Company has historically provided this type of information to the investment community, the Company believes that including this information provides consistency in its financial reporting.

These non-GAAP financial measures should not be considered as measures of financial performance under generally accepted accounting principles, and items excluded from them are significant components in understanding and assessing financial performance. These measures should not be considered in isolation or as an alternative to net income, cash flows generated by operating, investing, or financing activities, earnings per share or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. Because these measures are not measurements determined in accordance with generally accepted accounting principles and are thus susceptible to varying calculations, these measures as presented may not be comparable to other similarly titled measures of other companies.

By filing this Current Report on Form 8-K, the Company does not acknowledge that disclosure of this information furnished under this Item 7.01, Exhibit 99.1 and Exhibit 99.2 is required by Regulation FD or that the information was material or non-public before the disclosure. The Company assumes no obligation to update or supplement forward-looking statements in the press release or the presentation that become untrue because of new information, subsequent events or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

*99.1	Press Release dated April 2, 2012.

*99.2	Capital Senior Living Corporation Updated Slideshow Presentation.

*	These exhibits to this Current Report on Form 8-K are not being filed but are being furnished pursuant to Item 9.01.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 2, 2012	Capital Senior Living Corporation

	By:	/s/ Ralph A. Beattie
	Name:	Ralph A. Beattie
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

*99.1	Press Release dated April 2, 2012.

*99.2	Capital Senior Living Corporation Updated Slideshow Presentation.

*	These exhibits to this Current Report on Form 8-K are not being filed but are being furnished pursuant to Item 9.01.